UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011 (May 3, 2011)

TURKPOWER CORPORATION
(formerly Global Ink Supply Co.)
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-52630 (Commission File Number)	26-2524571 (IRS Employer Identification No.)

100 Park Avenue, Suite 1600
New York, New York 10017
 (Address of Principal Executive Offices)

(212) 984-0628
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2011, Richard Schaeffer was appointed a director of TurkPower Corporation (the “Company”).  For his services as a director, Mr. Schaeffer will receive an initial grant of warrants, exercisable within three years of the grant date, to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.35 per share.  In addition, for every year served as a director, Mr. Schaeffer will receive warrants, exercisable within three years of the grant date,  to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.35 per share.  If less than a full year is served, this amount will be pro-rated for the portion of the year actually served.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURKPOWER CORPORATION

Date: May 9, 2011	By:	/s/ Ryan E. Hart
Name: Ryan E. Hart
Title: Executive Chairman and Director